                                                                Exhibit 10.32


                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT, dated as of October 8, 1996, by and between PRECISION RESPONSE CORPORATION, a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Employer"), and DEREK
J.  REYNOLDS (hereinafter referred to as "Employee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, Employer is a Florida corporation engaged in the teleservicing, database management and marketing and fulfillment business;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.      EMPLOYMENT
                 ----------

                 Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Employment Agreement.

         2.      TERM
                 ----

                 A. Subject to the provisions for earlier termination set forth in Section 9 hereof, Employee's term of employment under this Employment Agreement shall commence on October 28, 1996 and shall continue until 5:00, p.m., October 27, 1999 (the "Employment Term").

                 B. The Employment Term shall, on October 21, 1999, and each October 21st thereafter, automatically extend for an additional one-year period, unless, at least 90 days prior to October 28, 1999, or any subsequent October 28, as the case may be, either party gives to the other written notice of intent not so to renew.

         3.      EMPLOYEE'S REPRESENTATIONS AND WARRANTIES
                 -----------------------------------------

                 Employee represents and warrants to Employer that Employee is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments which would interfere with Employee's acceptance of employment pursuant to the terms hereof or the full performance of Employee's obligations hereunder.

         4.      DUTIES AND EXTENT OF SERVICES
                 -----------------------------

                 Employee's duties and responsibilities hereunder shall be those reasonably assigned to Employee from time to time by Employer. Employee shall, unless and until otherwise determined by Employer, serve as Employer's Senior Vice President-Information Services (which shall be effective upon appointment of Employee to such office by Employer's Board of Directors) and chief information officer, and shall, on an active, full-time basis, subject to the direction of Employer's Chief Executive Officer, President, and Chief Operating Officer, have overall responsibility to supervise and conduct Employer's day-to-day software and information technology development, support and operations. Employee shall report directly to Employer's Chief Operating Officer, or as otherwise directed from time to time by Employer's Chief Executive Officer or President.

         5.      COMPENSATION
                 ------------

                 A.       Base Compensation.  Subject to the provisions of
Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") based upon the rate of $250,000 per annum. Employer may decide, in its sole discretion, to increase (but not to decrease) the Salary at any time during the Employment Term. Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law.

                 B. Bonus Compensation. Employee shall receive an annual bonus the amount of which shall be determined by Employer in its discretion (the "Bonus Amount"). Each annual Bonus Amount shall be paid on or before March 31 of each year of the Employment Term. The Bonus Amount payable on or before each March 31 shall be based upon Employee's performance during the entire calendar year immediately preceding such March 31. Each Bonus Amount shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual payroll practices and as required by law. Assuming that Employee remains an employee of Employer through December 31, 1996, Employee shall receive a Bonus Amount of $15,000 in respect of the 1996 year.

         6.      FRINGE BENEFITS AND EXPENSES
                 ----------------------------

                 A. Employee Benefits. Employee shall be entitled to such benefits and fringe benefits (such as individual and family health, dental, life and disability insurance) as are made available by Employer from time to time, in Employer's sole discretion, to all other similarly-situated employees generally.

                 B. Expenses. Employer shall reimburse Employee for Employee's reasonable out-of-pocket costs and expenses incurred in connection with the performance of Employee's duties and responsibilities hereunder, subject to Employee's presentation of appropriate documentation and, if requested, justification therefor, and provided that the types and amounts of expenses incurred are consistent with, in Employer's judgment, Employer's policies and practices.

                 C. Auto. Employer shall provide to Employee an automobile allowance of $500.00 per month during the Employment Term in order to defray Employee's automobile expenses incurred in the performance of Employee's duties, but shall not be obligated to provide Employee with an automobile.

                 D. Relocation Expenses. Employer agrees to reimburse to Employee the following expenses to the extent reasonably incurred by Employee in moving himself and his family and their personal property and effects from Sugar Land, Texas to south Florida:

                               (i)                 Up to a maximum
reimbursement of $50,000 for the following costs and expenses: (a) packing and moving household goods and automobiles; (b) real estate commissions and other reasonable and customary closing costs relating to the sale by Employee of his primary residence in Sugar Land, Texas (other than prorations of taxes, interest and similar items and any repairs Employee is obligated to make in connection with the sale); (c) reasonable and customary closing costs associated with the purchase of a residence in south Florida (other than prorations of taxes, interest and similar items, repair or renovation costs and loan points or discounts); and
(d) reasonable travel expenses (including costs of transportation and hotel) of Employee and Employee's family in connection with the relocation;

                              (ii)    For a period of 120 days following the
date of this Employment Agreement or until Employee and his family have relocated to a primary residence in south Florida, whichever period is shorter, reimbursement for the reasonable temporary living expenses of Employee and his family;

                             (iii)    reimbursement of Employee's reasonable
travel expenses in connection with visiting his family in Texas until his family has relocated to south Florida (up to one (1) visit per month through July
1997); and

                              (iv)    reimbursement of Employee's income tax
liability, if any, attributable to his receipt of any of the foregoing relocation expenses.

         7.      VACATIONS
                 ---------

                 Employee shall be entitled to three (3) weeks vacation each full year of the Employment Term, with full compensation (provided, however, that Employee shall not be entitled to be compensated for any unused vacation days upon termination of employment). The periods during which Employee shall be absent from work for vacation shall be at the reasonable discretion of Employer.

         8.      FAIR MARKET VALUE STOCK OPTIONS
                 -------------------------------

                 Employer agrees that Employer shall, on the date Employee commences employment hereunder, grant to Employee stock options (the "FMV Stock Options") each to acquire one (1) share of Employer's common stock (200,000 FMV Stock Options in total), pursuant to the Precision Response Corporation 1996 Incentive Stock Plan (the "Plan") and the Stock Option Agreement attached as Exhibit "A" to this Employment Agreement (the "FMV Stock Option Agreement").

         9.      TERMINATION OF EMPLOYMENT
                 -------------------------

                 A. Termination Events. Employee's employment under this Employment Agreement may be terminated by Employer only as follows: with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect. Employee may terminate Employee's employment under this Employment Agreement without being in breach hereunder by giving written notification of Employee's resignation to Employer which shall specify a resignation date no earlier than ninety (90) days following the date of delivery of such notice of resignation.

                 B. Definitions of Cause and Disabled. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) commission of a felony, or commission of acts of fraud, dishonesty, or the like; (ii) habitual drunkenness during business hours or at Employer's premises; (iii) illicit use of drugs during business hours or at Employer's premises; (iv) abandonment of employment duties; (v) negligence in the performance of employment duties; (vi) an act or omission on the part of Employee not directed by Employer which results in or contributes to Employer being sanctioned or penalized by any governmental or quasi-governmental authority or body, or any stock exchange or body regulating or governing publicly-traded companies (including the NASD); (vii) insubordination; or (viii) breach by Employee of this Employment Agreement which, if curable, is not cured by Employee within ten (10) days following Employee's receipt of written notice thereof. Employee shall be deemed "Disabled" for purposes of this Agreement (a) if, in the reasonable judgment of Employer, Employee is unable, due to physical, mental or emotional illness or injury, to perform substantially all of Employee's duties and responsibilities for Employer for a continuous period of ninety (90) days, or (b) if Employee is adjudicated as an incompetent or has a guardian appointed to handle Employee's affairs.

                 C. Effect of Termination For Cause or Employee's Resignation. In the event that Employee's employment under this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from or quits Employee's employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination or resignation, the Salary, if any, accrued and unpaid through the date of termination, and shall pay and provide to Employee the amounts and items payable and to be provided under Section 6 through the date of such termination; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity, including, without limitation, any accrued or unpaid Bonus Amount.

                 D. Compensation Upon Death or Disability. Upon the death of Employee, or termination of employment because Employee is Disabled, Employer shall pay to Employee, Employee's legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary, if any, accrued and unpaid through the date of termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                 E. Compensation Upon Termination Without Cause. In the event that Employer terminates Employee's employment under this Employment Agreement without Cause, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer, and Employer shall pay and/or provide, (i) the amount of Salary, if any, accrued and unpaid through the date of termination, and the amounts and items payable and to be provided under
Section 6 through the date of termination, payable within thirty (30) days following termination of employment, (ii) the Salary that Employee would have received during the period following termination through the expiration of the period ending on the 365th day following the date of termination of Employee's employment or the expiration of the Employment Term (whichever is less), as and when it would have been payable or provided if Employee had remained an employee of Employer for such additional 365-day period or until expiration of the Employment Term (as applicable), and (iii) "out placement" services for a period of thirty (30) days following the date of termination. Employee shall not be entitled to the foregoing severance to the extent that Employee receives or is entitled to receive compensation from new employment with respect to employment services rendered during such 365-day (or shorter, if applicable) period.

         10.     NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
                 ------------------------------------------

                 A. Confidential Information. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, operations, business and interests of Employer, (ii) the systems, technology, know-how, records, products, services, cost information, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by Employer, and
(iii) the nature and terms of Employer's relationships with its clients, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and has been developed by Employer as a result of substantial effort and expense. Therefore, Employee understands that it is reasonably necessary to protect Employer's good will, trade secrets and legitimate business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the Board of Directors, Chairman of the Board, Chief Executive Officer or President of Employer for the benefit of Employer and/or as required in the course of employment) at any time hereafter divulge or disclose for any purpose to any persons, firms, corporations or other entities (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law. Any software, technology, know-how, trade secrets or intellectual property rights of any kind developed by Employee during the period of his employment with Employer which in any way relate or have application or value to Employer's business shall be the property, as between Employee and Employer, solely of Employer.

                 B. Employer's Materials. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer any products, prototypes, drawings, notebooks, software programs or discs, tapes or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered to Employer any and all drawings, notebooks, software programs or discs, tapes or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is the property of Employer.

         11.     COVENANT-NOT-TO-COMPETE
                 -----------------------

                 In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee, and (b) the substantial consideration paid and payable to Employee under this Employment Agreement, and as a material inducement to Employer to enter into this Employment Agreement and the FMV Stock Option Agreement, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly, (A) solicit the services of, or hire, directly or indirectly, whether on Employee's own behalf or on behalf of others, any managerial or executive employee or account manager or programmer or other information services personnel of Employer who is employed by Employer as of or following the date of termination of Employee's employment, or (B) in any capacity relating to information services or technology, engage in any venture, enterprise, activity or business, passively or actively, as an owner, consultant, adviser, participant, employee or agent, competitive with the business of Employer anywhere within the continental United States. Employee acknowledges that the business of Employer is national in scope, that one can effectively compete with such business from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's trade secrets and other legitimate business interests.

         12.     LAW APPLICABLE
                 --------------

                 This Employment Agreement shall be governed by and construed pursuant to the laws of the State of Florida.

         13.     NOTICES
                 -------

                 Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient if in writing, and delivered personally, by commercial courier service or sent by certified mail, return receipt requested, and sent to Employer's executive offices, to the attention of the President, if mailed to Employer, and to Employee's then current residence, if mailed to Employee.

         14.     ENTIRE AGREEMENT
                 ----------------

                 This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior and contemporaneous agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

         15.     SEVERABILITY
                 ------------

                 If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

         16.     NO WAIVER
                 ---------

                 A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         17.     COUNTERPARTS
                 ------------

                 This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         18.     CONFLICT RESOLUTION
                 -------------------

                 Subject to either party's right to commence a legal action to obtain injunctive or other equitable relief, any controversy or claim arising under this Employment Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by Employer, one of whom shall be chosen by Employee, and the third of whom shall be chosen by the two so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected by it. If the other party shall fail within a period of fifteen (15) days after such notice shall have been given to reply in writing naming the arbitrator selected by it, then the party requesting the arbitration may apply to the American Arbitration Association for the appointment of a second arbitrator. If the two arbitrators chosen as above provided shall fail within fifteen (15) days after selection to agree upon the third arbitrator, then either party may apply to the American Arbitration Association for the appointment of an arbitrator to fill the place so remaining vacant. The decision of any two of the arbitrators shall be final and binding upon the parties hereto and shall be delivered in writing signed in triplicate by the concurring arbitrators to each of the parties hereto. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         19.     INDEPENDENT COUNSEL
                 -------------------

                 EMPLOYER STRONGLY RECOMMENDS TO EMPLOYEE THAT EMPLOYEE RETAIN INDEPENDENT LEGAL COUNSEL TO ADVISE EMPLOYEE WITH RESPECT TO THIS EMPLOYMENT AGREEMENT BEFORE EMPLOYEE SIGNS IT.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                   EMPLOYER:

                                   PRECISION RESPONSE CORPORATION, a
                                   Florida corporation


                                   By:/s/ James Murray
                                      ---------------------------------
                                      James Murray, Chief Operating
                                      Officer


                                   EMPLOYEE:


                                   /s/ Derek J.  Reynolds
                                   -------------------------------------
                                   DEREK J. REYNOLDS

                                  EXHIBIT "A"


                         PRECISION RESPONSE CORPORATION

                             STOCK OPTION AGREEMENT
                             ----------------------

          Agreement dated as of the ______ day of ______________, 1996 (the "Date of Grant") between Precision Response Corporation, a Florida corporation (and, collectively with its subsidiaries, if any, the "Company") with its principal office at 1505 N.W. 167th Street, Miami, Florida 33169, and Derek J. Reynolds, at the address set forth beneath such person's signature on the signature page of this Agreement ("Optionee").

         1.      Grant of Options
                 ----------------

                 The Company grants to Optionee, on the terms and conditions set forth below, options (the "Options") to purchase up to 200,000 shares (individually a "Share" and collectively the "Shares") of Precision Response Corporation common stock (the "Common Stock"), par value $.01 per share, for a price of $_____ per Share (the "Option Price"), subject to adjustment as provided in Paragraph 3 below. Subject to the limitation set forth in the Precision Response Corporation 1996 Incentive Stock Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, that the aggregate Fair Market Value (as defined in the Plan and as determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options (as defined in and pursuant to the Plan) are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000, the Options shall be designated as Incentive Stock Options to the maximum extent permitted by law and under the Plan. To the extent that the number of Options which vest in any calendar year pursuant to the vesting schedule set forth below exceeds the number which may properly be designated as Incentive Stock Options pursuant to applicable law or under the Plan, such excess number of Options shall, pursuant to the provisions of Section 6(e) of the Plan, be designated as Nonqualified Stock Options (as defined in and pursuant to the Plan).

         2.      Terms and Conditions of Options
                 -------------------------------

                 (a)      Option Price
                          ------------

                          Subject to paragraph 3 hereof, the Option Price shall
be the Fair Market Value per share of Common Stock on the Date of Grant, but in no event less than the par value per Share.

                 (b)      Vesting of Options
                          ------------------

                          Subject to such further limitations as are provided
for herein, the Options shall vest, if at all (and be exercisable once vested) in the following amounts:

                          (i)     Options to purchase 20,000 of the Shares
shall vest on the first anniversary date of the Date of Grant;

                          (ii)    Options to purchase an additional 30,000 of
the Shares shall vest on the second anniversary date of the Date of Grant;

                          (iii)   Options to purchase an additional 42,500 of
the Shares shall vest on each of the third, fourth and fifth anniversary dates of the Date of Grant; and

                          (iv)    Options to purchase the remaining 22,500
Shares shall vest on the sixth anniversary date of the Date of Grant.

         Notwithstanding the vesting schedule set forth above, the Optionee shall become immediately 100% vested in all outstanding Options and may immediately exercise such Options subject to the time frames set forth in subparagraph (e) below, upon termination of Optionee's employment by the Company other than by reason of death, disability, breach of an employment agreement with the Company or for cause. Other than the accelerated vesting provided for herein due to termination of Optionee's employment by the Company other than by reason of death, disability, breach of an employment agreement with the Company or for cause, Optionee shall not become vested in any Options subsequent to the termination of his employment regardless of any exercise period provided in subparagraph (e) below.

                 (c)      Term of Options
                          ---------------

                          The Options may be exercised by the Optionee in whole
or in part from time to time, but only during the period beginning on the date of this Agreement and ending ____________, 2004, subject in all cases, however, to subparagraphs (b) and (e) of this paragraph 2, paragraph 3 and the other provisions of this Agreement and the Plan. In no event shall any of the Options granted under this Agreement be exercisable after the expiration of 10 years from the Date of Grant of such Options.

                 (d)      Non-transferability of Options
                          ------------------------------

                          Options shall not be transferable by Optionee other
than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, may be exercised during Optionee's lifetime only by

Optionee. If any Options are exercised after Optionee's death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee's personal representatives and their authority and of the right of any heir or distributee to exercise such Options.

                 (e)      Termination of Employment
                          -------------------------

                          If Optionee's employment with the Company terminates
the unexercised portion of any of the Options granted under this Agreement shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                          (1)     The expiration of eight (8) years from the
Date of Grant;

                          (2)     The expiration of three months from the date
of termination of the Optionee's employment by the Company (other than a termination described in subparagraph (3), (4) or (5) below); PROVIDED, THAT, if the Optionee shall die during such three-month period, the time of termination of the unexpired portion of any such Option shall be determined under the provision of subparagraph (4) below;

                          (3)     The expiration of one year from the date of
termination of the employment of an Optionee due to permanent and total disability (other than a termination described in subparagraph (5) below);

                          (4)     The expiration of eighteen (18) months
following the issuance of letters testamentary or letters of administration to the personal representative, executor or administrator of a deceased Optionee, if the Optionee's death occurs either during his employment by the Company or during the three-month period following the date of termination of such employment (other than a termination described in subparagraph (5) below), but in no event later than two years after the Optionee's death;

                          (5)     The date of termination of the Optionee's
employment by the Company if such termination constitutes or is attributable to a breach by the Optionee of an employment agreement with the Company, or its parent, if any, or if the Optionee has been discharged for cause. The Committee (as defined in the Plan) shall have the right to determine whether the Optionee has been discharged for cause and the date of such discharge, and such determination of the Committee shall be final and conclusive.

         Neither this Agreement nor any Option granted hereunder shall confer on Optionee any right to continue in the Company's employ, or limit in any respect the Company's right (in the absence of a specific written agreement to the contrary) to terminate Optionee's employment at any time with or without cause.

                 (f)      Exercise of Options
                          -------------------

                          Subject to the limitations set forth herein and the
provisions hereof, the Options may be exercised only by written notice to the Company, at its principal business office or such other office as the Committee may from time to time direct, which shall contain provisions consistent with the provisions of the Plan as the Committee may from time to time prescribe and shall specify the number of optioned Shares being purchased. Not less than one hundred (100) Shares may be purchased at any one time upon exercise of the Options unless the number purchased is the total number then purchasable under this Agreement. Subsequent to the grant of any Options which are not immediately exercisable in full, the Committee, at any time before complete termination of such Options, may accelerate the time or times at which such Options may be exercised in whole or in part. Any notice of exercise of Options shall be accompanied by payment of the full purchase price for the Shares being purchased: (i) by check payable to the Company; or (ii) with the prior consent of the Committee, by tendering previously acquired shares of Common Stock having a fair market value (determined as of the date such Options are exercised and in the same manner as the Fair Market Value of the Option Price is determined under the Plan) equal to all of the purchase price or (iii) by any combination of (i) and (ii). The Company shall have no obligation to deliver the Shares being purchased pursuant to the exercise of any Options, in whole or in part, until the aforesaid payment in full of the purchase price therefor is received by the Company.

                 (g)      Issuance of Shares
                          ------------------

                          The exercise of Options granted hereunder is subject
to the condition that if at any time the listing, registration or qualification of the Shares covered by the Options upon any securities exchange or under any state or federal law is necessary as a condition of or in connection with the purchase or delivery of Shares, the delivery of any or all Shares pursuant to exercise of the Options may be withheld unless and until such listing, registration or qualification shall have been effected. Optionee agrees to comply with any and all legal requirements relating to Optionee's resale or other disposition of any Shares acquired under this Agreement. The Committee may require, as a condition of exercise of any Options, that the Optionee represent, in writing that the Shares received upon exercise of the Options are being acquired for investment and not with a view to distribution and agree that the Shares will not be disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and only after any required qualifications under applicable state securities laws, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such registration and qualification. There may be endorsed on certificates representing Shares issued upon the exercise of Options such legends referring to the foregoing representations or any applicable restrictions on resale as the Committee, in its discretion, shall deem reasonably appropriate, as well as place such stop transfer orders with its registrar and transfer agent as it deems reasonably appropriate.

                 (h)      Rights as a Shareholder
                          -----------------------

                          Optionee shall acquire none of the rights of a
shareholder of the Company under this Agreement unless and until certificates for such Shares are issued to Optionee upon the exercise of Options.


                 (i)      Six-Month Holding Period
                          ------------------------

                          Optionee acknowledges that in no event may any Shares
acquired upon exercise of any Options be sold or otherwise disposed of until after six (6) months have elapsed from the Date of Grant except, in the event of Optionee's death during such period, for a sale by the executors or administrators of Optionee's estate relying on Rule 16a-2(d)(1)(i) of the Securities Exchange Act of 1934, as amended.

         3.      Adjustment Upon Changes in Capitalization, etc.
                 -----------------------------------------------

                 In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any Options theretofore granted pursuant to this Agreement are outstanding but unexercised, the Committee shall make such adjustments in the character and number of Shares subject to such Options and in the Option Price as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change; PROVIDED, however, that no such adjustment shall give any Optionee any additional benefits under this Agreement; and provided further, that, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

                 If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised Option theretofore granted hereunder (hereinafter for purposes of this paragraph 3 referred to as the "old option"), the Committee or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

                 If any such change or transaction shall occur, the number and kind of Shares to be issued upon the exercise of any Options shall be adjusted to give effect thereto.

         4.      Optionee Bound by Plan
                 ----------------------

                 The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof, regardless of whether such provisions have been set forth in this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.

         5.      Application of Funds
                 --------------------

                 The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

         6.      General
                 -------

                 (a) Any communication in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at his or her address listed on the signature page hereof or such other address of which Optionee shall have advised by similar notice, or to the Company or Committee at the Company's then executive offices.

                 (b) This Agreement sets forth the parties' final and entire agreement with respect to its subject matter, may not be changed or terminated orally and shall be governed by and construed in accordance with the internal law of the State of Florida. This Agreement shall bind and inure to the benefit of Optionee, and his heirs, distributees and personal and legal representatives, and the Company and its successors and assigns.

                 (c) As a condition of the granting of the Options hereunder, Optionee agrees, for himself and his heirs, distributees and his personal and legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined and resolved by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding and conclusive.

                 (d) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


Optionee:                                    PRECISION RESPONSE CORPORATION,
                                             a Florida corporation


                                            By:
------------------------------                 -------------------------------
Derek J. Reynolds                              David Epstein, President

-----------------------

-----------------------